Exhibit 107

Calculation of Filing Fee Tables

FORM S-8
Registration Statement Under the Securities Act of 1933

(Form Type)

Emerson Electric Co.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (4)
Fees to be Paid	Equity	Common Stock, par value $0.50 per share	457(c) and 457(h)	2,113,555 (2)	$94.01 (3)	$198,695,305.55	0.0001476	$29,327.43
	Total Offering Amounts					$198,695,305.55		$29,327.43
	Total Fee Offsets							--
	Net Fee Due							$29,327.43
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock, par value $0.50 per share (“Emerson Common Stock”) of Emerson Electric Co. (the “Registrant”) registered hereunder includes an indeterminable number of shares of Common Stock that become issuable by reason of any share dividend, share split or other similar transaction.

(2)	Represents shares of Emerson Common Stock issuable under outstanding and unvested restricted stock unit and performance stock unit awards granted under the National Instruments Corporation 2022 Equity Incentive Plan, the National Instruments Corporation 2020 Equity Incentive Plan and the National Instruments Corporation 2015 Equity Incentive Plan that were assumed by the Registrant in connection with the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 12, 2023, by and between the Registrant, Emersub CXIV, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant, and National Instruments Corporation and thereupon converted into time-based restricted stock units with respect to Emerson Common Stock.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low sales prices reported for the Common Stock on the New York Stock Exchange on October 5, 2023.
(4)	Rounded up to the nearest penny.